As filed with the Securities and Exchange Commission
                                on July 17, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 17, 1998
                                (Date of Report)

                            BALLARD MEDICAL PRODUCTS
                           (Exact name of registrant
                          as specified in its charter)

                                    001-12318
                            (Commission file number)

                                      UTAH
                 (State or other jurisdiction of incorporation
                                or organization)

                                   87-0340144
                      (I.R.S. Employer Identification No.)


                 12050 Lone Peak Parkway, Draper, Utah  84020
                             (Address and Zip Code
                         of principal executive offices)

                                 (801) 572-6800
                        (Registrant's telephone number,
                              including area code)

          Registrant hereby amends its Form 8-K Current Report dated July 13, 1998, which was filed with the Securities and Exchange Commission on July 14, 1998, as follows:

                                   DEFINITIONS

               As used herein, the following terms have the meanings indicated:

          GENERAL DEFINITIONS

                1.  "Ballard" refers to Ballard Medical Products.

                2. "BI" refers to Ballard International, Inc., a wholly owned subsidiary of Ballard.

                3. "BPC" refers to Ballard Purchase Corporation, a wholly owned subsidiary of Ballard.

                4. "BREH" refers to Ballard Real Estate Holdings, Inc., a wholly owned subsidiary of Ballard.

                5. "Cardiotronics" refers to Cardiotronics Systems, Incorporated, a wholly owned subsidiary.

                6.  The   "Company"  and  the  "Registrant"  refer  to
                    Ballard and its subsidiaries.

                7. "MIC" refers to Medical Innovations Corporation, a wholly owned subsidiary of Ballard.

                8. "PEPCO" refers to Plastic Engineered Products Co., a wholly owned subsidiary of Ballard.

                9. "PMP" refers to Ballard Medical Products Canada, a wholly owned subsidiary of Ballard, doing business as Preferred Medical Products.

               10. "R2" refers to R2 Medical Systems, Inc., a wholly owned subsidiary of Cardiotronics.

               11. "Tri-Med" refers to Tri-Med Specialties, Inc., a wholly owned subsidiary of Ballard.

          GLOSSARY OF TECHNICAL AND MEDICAL TERMS

          CATHETER is a flexible tube that is inserted into the body to deliver or remove fluid, retrieve blood, or act as a conduit to pass other devices.

          CLOSED SUCTION CATHETER is a sleeved catheter used with endotracheal tubes on patients receiving mechanical ventilation, enabling the airways to be suctioned while maintaining mechanical ventilatory support.

          ENTERAL FEEDING CATHETER is a catheter used for the delivery of nutritional liquids into the gastrointestinal tract of the patient.

          HELICOBACTER PYLORI, or H. PYLORI, is a bacteria which lives only in the lining of the stomach and is one of the most common chronic infections in humans.

          ITEM 5.  OTHER EVENTS

               The following financial statements and financial information amends and restates the Company's financial information previously reported for the fiscal year ended September 30, 1997, to reflect the acquisition of Tri-Med Specialties, Inc., accounted for as a pooling of interests. These statements are voluntarily reported under this Item 5, since they are not required to be reported under Item 7.

                              FINANCIAL HIGHLIGHTS


SELECTED CONSOLIDATED FINANCIAL DATA (1)(2)

                    1997          1996          1995          1994        1993


Net Sales   $132,743,037  $109,881,342   $90,041,201   $71,421,894 $69,551,865

Other
Income,
Net            5,539,812     5,309,380     4,101,037     3,518,832   3,711,891

Net           31,262,739    25,909,521    21,939,876    15,851,591  19,454,216

Income
Net
Income
Per
Common
Share
Assuming
Full
Dilution
(3)                 1.03           .87           .75           .56         .68

Total
Assets       194,192,382   144,164,584   115,216,589    94,361,714  81,593,906

Cash
Dividends
Declared
Per Share
(4)                0.111         0.109         0.096         0.072       0.049


          (1) The consolidated financial data shown above includes the accounts of Ballard and its wholly owned subsidiaries, MIC, BREH, BI, Tri-Med, PMP, BPC, Mist Assist, PEPCO and Cardiotronics. The accounts of Mist Assist, PMP and Cardiotronics are included as of July 19, 1996, August 28, 1996, and December 10, 1996,
               respectively,    which    reflect   their    respective
               acquisition dates.

          (2) The combinations of Ballard with PEPCO and Tri-Med were accounted for as pooling of interests. The selected consolidated financial data have been prepared as if Ballard, PEPCO, and Tri-Med had been combined for all periods presented.

          (3) Does not include the cumulative effect of a change in accounting for income taxes in fiscal year 1994.

          (4)  Includes cash distributions paid by PEPCO and Tri-Med.


SELECTED CONSOLIDATED QUARTERLY FINANCIAL DATA (1)(2)
(UNAUDITED)

FISCAL YEAR 1997
QUARTERS ENDED:       9/30/97      6/30/97      3/31/97     12/31/96


Net Sales         $36,111,363  $33,961,010  $32,517,823  $30,152,841

Gross Margin       23,617,233   21,684,191   21,117,431   19,296,755

Net Income          8,574,114    7,777,121    7,826,526    7,084,978

Net Income Per
Common Share
Assuming Full
Dilution                0.280        0.256        0.259        0.236


FISCAL YEAR 1996
QUARTERS ENDED:       9/30/96      6/30/96      3/31/96     12/31/95

Net Sales         $28,856,891  $28,476,196  $27,377,385  $25,170,870

Gross Margin       18,691,513   18,655,433   17,986,520   16,498,997

Net Income          6,650,828    6,927,214    6,679,578    5,651,901

Net Income Per
Common Share
Assuming Full
Dilution                 .224         .234         .227         .192


          (1) See additional analysis of net sales, margins, and net income in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (2)  See  footnote  explanations  to "Selected  Consolidated
               Financial Data."


                          INDEPENDENT AUDITORS' REPORT

          To  the  Board  of  Directors and  Stockholders  of  Ballard
          Medical Products:

               We  have audited the  accompanying consolidated balance
          sheets of Ballard Medical Products and subsidiaries as of September 30, 1997 and 1996 (as restated), and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1997 (as restated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Ballard Medical Products and Tri-Med Specialties, Inc., which has been accounted for as a pooling of interests as described in Note 12 to the consolidated financial statements. We did not audit the balance sheets of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996, or the related statements of operations, stockholders' equity, and cash flows of Tri-Med Specialties, Inc. for the year ended September 30, 1997, which statements reflect total assets of $7,743,715 and $1,699,496 as of September 30, 1997 and 1996, respectively, and total revenues of $7,435,859 for the year ended September 30, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Tri-Med Specialties, Inc. for 1997 and 1996, is based solely on the report of such other auditors.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

               In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ballard Medical Products and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

               As discussed in Notes 1 and 2 to the consolidated financial statements, effective October 1, 1994 the Company changed its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115.

          Deloitte & Touche LLP
          Salt Lake City, Utah

          November 13, 1997
          (February 25, 1998 as to Note 12)


          REPORT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors and Stockholders of Tri-Med Specialties, Inc.:

               We have audited the accompanying balance sheets of Tri-Med Specialties, Inc. (the Company) as of September 30, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996 and the results of its operations and its cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

          PricewaterhouseCoopers L.L.P.
          Coopers & Lybrand L.L.P

          Kansas City, Missouri
          January 30, 1998

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1997 AND 1996

                                                           1997           1996
                                                   (As restated,  (As restated,
      ASSETS                                        see Note 12)   see Note 12)


           CURRENT ASSETS:

           Cash and cash equivalents                $21,624,043    $14,518,835

           Investments available for sale            26,628,312     26,662,598

           Accounts receivable - trade
           (less allowance for doubtful
           accounts:  1997 - $858,000, 1996 -
           $192,000; and allowance
           for sales returns:  1997 -
           $1,660,000, 1996 - $805,000)              26,380,031     20,631,159

           Royalties receivable                         375,673      1,351,885

           Other receivables                            908,753        644,619

           Inventories- net:

              Raw materials                          10,856,390      7,440,376

              Work-in-process                         5,527,765      3,915,690

              Finished goods                          4,507,579      2,950,659

           Deferred income taxes                      2,233,042      1,057,303

           Income tax refund receivable               1,830,946      3,274,000

           Prepaid expenses                              64,139        179,333

              Total current assets                  100,936,673     82,626,457

           PROPERTY AND EQUIPMENT:

           Land                                         873,865      3,944,701

           Buildings                                 28,922,203     20,131,728

           Molds                                      4,891,734      3,608,228

           Machinery and equipment                   11,097,145      9,257,669

           Vehicles                                     785,440      1,039,175

           Furniture and fixtures                     3,264,578      2,248,003

           Leasehold improvements                       116,850        359,349

           Construction in progress                   4,142,563      3,053,296

              Total                                  54,094,378     43,642,149

           Less accumulated depreciation            (10,746,905)    (8,182,072)

              Property and equipment - net           43,347,473     35,460,077

           INTANGIBLE ASSETS:

           Cost in excess of purchase price
           (less accumulated amortization:
           1997 - $5,246,166; 1996 - $3,212,520)     29,443,283     15,645,151

           Patents and other
           intangibles (less accumulated
           amortization:  1997 - $1,898,336;
           1996 - $711,431)                          13,068,452      5,018,277

               Total intangible assets               42,511,735     20,663,428

           DEFERRED INCOME TAXES                      2,139,902

           OTHER ASSETS                               5,256,599      5,414,622

           TOTAL                                   $194,192,382   $144,164,584

           See notes to consolidated financial statements.

                                                           1997           1996
                                                   (As restated,  (As restated,
      LIABILITIES AND STOCKHOLDERS' EQUITY          see Note 12)   see Note 12)


           CURRENT LIABILITIES:

           Line of credit                            $1,425,000

           Contract payable                           3,975,000

           Accounts payable                           3,216,908     $2,552,697

           Accrued liabilities:

              Employee compensation                   3,438,849      2,308,615

              Royalties                                 432,617        326,492

              Other                                     462,045        845,183

              Total current liabilities              12,950,419      6,032,987

           DEFERRED INCOME TAXES                                     1,110,764

              Total liabilities                      12,950,419      7,143,751

           COMMITMENTS AND CONTINGENT
           LIABILITIES (Note 6)

           STOCKHOLDERS' EQUITY:
           Common stock - $.10 par value;
           75,000,000 shares authorized;
           issued and outstanding:
           1997 - 30,062,733 shares,
           1996 - 28,770,056 shares                   3,006,273      2,877,005

           Additional paid-in capital                54,942,666     38,839,119

           Unrealized losses on investments
           available for sale                          (223,783)      (156,564)

           Retained earnings                        123,516,807     95,461,273

              Total stockholders' equity            181,241,963    137,020,833

           TOTAL                                   $194,192,382   $144,164,584


          See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995

                                            1997           1996           1995
                                   (As restated,  (As restated,  (As restated,
                                    see Note 12)   see Note 12)   see Note 12)


          NET SALES                $132,743,037    $109,881,342    $90,041,201

          COST OF PRODUCTS SOLD      47,027,428      38,048,879     30,166,070

          GROSS MARGIN               85,715,609      71,832,463     59,875,131

          OPERATING EXPENSES:

          Selling, general, and
          administrative             37,503,070      31,593,508     26,839,297

          Research and development    2,856,409       3,184,151      2,438,616

          Royalties                   1,849,203       1,687,542      1,509,480

             Total operating
             expenses                42,208,682      36,465,201     30,787,393

          OPERATING INCOME           43,506,927      35,367,262     29,087,738

          OTHER INCOME:

          Interest income             2,129,276       1,917,925      1,923,257

          Royalty income              2,465,840       2,400,000      2,147,620

          Other                         944,696         991,455         30,160

             Total other income-
             net                      5,539,812       5,309,380      4,101,037

          INCOME BEFORE
          INCOME TAXES               49,046,739      40,676,642     33,188,775

          INCOME TAX EXPENSE         17,784,000      14,767,121     11,248,899

          NET INCOME                $31,262,739     $25,909,521    $21,939,876

          NET INCOME PER SHARE
          Common and common
          equivalent share               $1.032          $0.873         $0.759

          Common share assuming
          full dilution                  $1.027          $0.863         $0.746

          WEIGHTED AVERAGE
          NUMBER
          OF SHARES OUTSTANDING:
          Common and common
          equivalent share           30,290,221      29,681,869     28,911,844

          Common share assuming
          full dilution              30,443,353      30,036,588     29,407,679


         See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995 (AS RESTATED)

                                                      Unrealized
                                                       Losses on
                                                         Invest-
                                         Additional        ments
                    Common                  Paid-in    Available     Retained
                    Shares      Amount      Capital     for Sale     Earnings


     BALANCE,
     OCTOBER
     1, 1994
     (As pre-
     viously
     reported)  26,694,589  $2,669,459  $28,287,388               $59,959,522

     Pooling
     of
     interest
     combin-
     ation
     (Note 12)   1,067,733     106,773      (96,773)                  930,243

     As
     restated   27,762,322   2,776,232   28,190,615                60,889,765

     Net                                                           21,939,876
     income

     Cash
     dividends
     paid                                                          (2,656,343)

     Common
     stock
     issued
     from
     exercise
     of stock
     options       205,425      20,543       432,869

     Acquisi-
     tion and
     retire-
     ment of
     treasury
     stock        (100,000)    (10,000)                            (1,464,985)

     Tax bene-
     fit
     attribut-
     able to
     apprecia-
     tion in
     value of
     stock
     issued
     in con-
     junction
     with the
     exercise
     and
     disqual-
     ifying
     disposi-
     tion of
     incentive
     stock
     options                                 489,517

     Unre-
     alized
     losses on
     invest-
     ments -
     net of
     tax                                               $(142,728)

     BALANCE,
     SEPTEMBER
     30,1995    27,867,747   2,786,775    29,113,001    (142,728)  78,708,313

     Net
     income                                                        25,909,521

     Cash
     divi-
     dends
     paid                                                          (3,030,140)

     Common
     stock
     issued
     from
     exercise
     of stock
     options     1,252,309     125,230    9,689,509

     Acqui-
     sition
     and
     retire-
     ment of
     treasury
     stock        (350,000)    (35,000)                            (6,126,421)

     Tax
     benefit
     attri-
     butable
     to appre-
     ciation
     in value
     of stock
     issued in
     conjunc-
     tion with
     the exer-
     cise and
     disquali-
     fying
     dispo-
     sitions
     of incen-
     tive
     stock
     options                                 36,609

     Unre-
     alized
     losses on
     invest-
     ments -
     net of
     tax                                                 (13,836)

     BALANCE,
     SEPTEM-
     BER 30,
     1996      28,770,056   2,877,005    38,839,119     (156,564)  95,461,273

     Net
     income                                                        31,262,739

     Cash
     divi-
     dends
     paid                                                          (3,207,205)

     Common
     stock
     issued
     from
     exer-
     cise
     of stock
     options    1,292,677    129,268     11,129,231

     Tax
     benefit
     attri-
     butable
     to appre-
     ciation
     in value
     of stock
     issued in
     conjunc-
     tion with
     the exer-
     cise and
     dis-
     quali-
     fying
     dispo-
     sitions
     of incen-
     tive
     stock
     options                               4,974,316

     Unre-
     alized
     losses on
     invest-
     ments -
     net of
     tax                                               (67,219)

     BALANCE,
     SEPTEM-
     BER 30,
     1997      30,062,733  $3,006,273   $54,942,666  $(223,783)  $123,516,807


     See notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995


                                    1997              1996               1995
                            (As restated,     (As restated,      (As restated,
                             see Note 12)      see Note 12)       see Note 12)


     CASH FLOWS FROM
     OPERATING
     ACTIVITIES:
     Net income              $31,262,739       $25,909,521        $21,939,876

     Adjustments to
     reconcile net
     income to net
     cash provided by
     operating
     activities:

     Depreciation and
     amortization              7,002,801         3,947,487          3,142,867

     (Gain) loss on
     disposal of
     property                 (6,246,680)         (446,320)             7,044

     Write-down of
     Neuro investment          4,900,000

     Tax benefit from
     disqualifying
     dispositions of
     incentive stock
     options                   4,974,316            36,609            489,517

     Provision for
     losses on
     accounts
     receivable -
     trade and sales
     returns and
     rebates                   2,191,000           365,000            225,000

     Deferred income
     taxes                      (373,168)          442,122            373,655

     Changes in
     operating assets
     and liabilities-
     net of effects
     from purchases of
     subsidiaries:

     Accounts
     receivable -
     trade                    (7,454,819)       (6,193,073)          (127,171)

     Royalties and
     other receivables           712,078          (106,639)            37,544

     Inventories              (5,829,249)       (1,382,921)        (1,537,133)

     Income tax refund
     receivable                1,443,054        (1,170,430)           897,815

     Prepaid expenses            250,872           102,417           (191,116)

     Other assets                 (1,600)

     Accounts payable           (643,857)          936,506            206,861

     Accrued
     liabilities                (754,491)          243,121          1,147,264

        Total
        adjustments              170,257        (3,226,121)         4,672,147

        Net cash
        provided by
        operating
        activities            31,432,996        22,683,400         26,612,023

     CASH FLOWS FROM
     INVESTING
     ACTIVITIES:

     Capital
     expenditures for
     property and
     equipment               (14,515,895)      (15,398,935)        (2,831,273)

     Proceeds from
     sales of property
     and equipment             6,514,131           564,418             45,250

     Purchases of
     investments
     available for
     sale                    (46,959,814)      (30,569,641)       (38,534,828)

     Proceeds from
     maturities of
     investments
     available for
     sale                     46,902,342        22,231,406         36,288,627

     Investment in
     and advances to
     affiliates               (1,281,661)       (4,462,625)          (800,000)

     Purchases of
     intangible assets          (714,952)       (2,852,331)        (1,335,646)

     Purchases of
     other assets               (108,338)          (12,532)          (109,579)

     Payments for
     purchase of
     subsidiaries,
     net of cash
     acquired                (12,323,417)       (5,618,432)        (3,283,650)

     Investment in
     notes receivable            (34,134)

        Net cash used
        in investing
        activities           (22,521,738)      (36,118,672)       (10,561,099)

     CASH FLOWS FROM
     FINANCING
     ACTIVITIES:
     Cash dividends
     paid                     (3,207,205)       (3,030,140)        (2,656,343)

     Proceeds from
     issuance of
     common stock and
     exercise of
     options                  11,258,499         9,814,739            453,412

     Proceeds from
     borrowings on
     line of credit            1,750,000

     Proceeds from
     notes payable                12,651

     Payments on line
     of credit                  (325,000)

     Payments on
     contract payable         (1,850,000)

     Purchase of
     treasury stock                             (6,161,421)        (1,474,985)

     Repayment of
     long-term debt
     assumed in
     acquisitions             (9,444,995)         (517,754)           (18,446)

        Net cash
        used in
        (provided by)
        financing
        activities            (1,806,050)          105,424         (3,696,362)

     NET INCREASE
     (DECREASE) IN
     CASH AND CASH
     EQUIVALENTS               7,105,208       (13,329,848)        12,354,562

     CASH AND CASH
     EQUIVALENTS,
     BEGINNING OF YEAR        14,518,835        27,848,683         15,494,121

     CASH AND CASH
     EQUIVALENTS, END
     OF YEAR                 $21,624,043       $14,518,835        $27,848,683

     SUPPLEMENTAL
     DISCLOSURE OF
     CASH FLOW
     INFORMATION:
     Cash paid during
     the year for
     income taxes             $11,993,115      $15,458,820         $9,487,912

     Cash paid during
     the year for
     interest                     $16,435             None               None


          SUPPLEMENTAL DISCLOSURES OF  NONCASH INVESTING AND FINANCING
          ACTIVITIES:

               On February 25, 1998, the Company entered into a business combination with Tri-Med Specialties, Inc. in exchange for 1,067,733 shares of the Company's common stock. This transaction has been accounted for by the Company as a "pooling" and as such, the Company's accompanying consolidated financial statements as of September 30, 1997 and 1996 and for the three years in the period ended September 30, 1997 have been restated as if the transaction had occurred on October 1, 1994 (see Note 12).

               During 1997, the Company sold a parcel of land for $3,265,700 in cash and a promissory note of $3,973,920.

               On December 10, 1996, the Company acquired all of the outstanding capital stock of Cardiotronics Systems, Inc. (Cardiotronics) in a purchase transaction for $12,722,404 in cash. In conjunction with the merger, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $13,136,000)    $25,070,528

                    Cash paid                               12,722,404

                    Liabilities assumed                    $12,348,124

               On July 2, 1997, Tri-Med acquired certain rights and licenses of Delta West Pty. Limited for a note payable totaling $5,825,000 (see Note 8).

               On September 27, 1996, the Company entered into a business combination with Plastic Engineered Products Corporation in exchange for 238,727 shares of the Company's common stock. This transaction has been accounted for by the Company as a "pooling" and as such, the Company's accompanying consolidated financial statements as of September 30, 1996 and for the two years in the period ended September 30, 1996 were restated as if this transaction had occurred on October 1, 1994.

               In addition, during the year ended September 30, 1996, the Company entered into three acquisition transactions accounted for as purchases as follows (see Note 8):

               *    On   April  19,   1996,   the   Company   acquired
          substantially all of the assets of Endovations, Inc. for approximately $1,220,000 cash. In conjunction with this purchase, the Company recorded goodwill of approximately $400,000 and the fair value of assets acquired approximated $820,000.

               * On July 19, 1996, the Company purchased all of the outstanding capital stock of Mist Assist, Inc. for approximately $673,600 cash. In conjunction with the acquisition, liabilities were assumed as follows:

                    Fair value of assets acquired
                    (including goodwill of $680,000)          $800,000

                    Cash paid                                  673,600

                    Liabilities assumed                       $126,400

               *    On August  28, 1996, the Company  purchased all of
          the outstanding capital stock of Preferred Medical Products for approximately $3,600,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

               Fair value of assets acquired
               (including goodwill of $2,900,000)           $4,320,970

               Cash paid                                     3,604,440

               Liabilities assumed                            $716,530

               * On May 2, 1995, the Company acquired substantially all of the net assets of Cox Medical Enterprises, Inc. for approximately $3,313,000 cash (see Note 8). In conjunction with the acquisition, liabilities were assumed as follows:

               Fair value of assets acquired
               (including good will)                        $4,000,000

               Cash paid                                     3,313,310

               Liabilities assumed                             686,690

          See notes to consolidated financial statements.


          BALLARD MEDICAL PRODUCTS AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995
          (AS RESTATED)

          1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               ORGANIZATION  - Ballard Medical  Products (Ballard) and
          its   subsidiaries   develop,   manufacture,    and   market
          specialized medical products.

               BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Ballard and its wholly owned subsidiaries, Tri-Med Specialties, Inc. (Tri-Med) (see
          Note 12), Medical Innovations Corporation (MIC), Ballard Real Estate Holdings, Inc. (BREH), Ballard Purchase Corporation (BPC), Ballard International, Inc. (BI), Plastic Engineered Products Company (PEPCO), Ballard Medical Products (Canada) Inc. dba Preferred Medical Products (PMP), Mist Assist, Inc. (Mist Assist), and Cardiotronics Systems, Inc. (Cardiotronics) (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

               USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               INVESTMENTS AVAILABLE FOR SALE - Investments available for sale consist of tax-free municipal bonds. Investments are recorded at fair market value. Effective October 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain
          Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of investment securities as either held to maturity securities, trading securities, or available for sale securities. Upon adoption of SFAS 115, the Company classified all of its investments as available for sale.

               INVENTORIES - Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

               PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives as follows:

                    Buildings                30 to 40 years
                    Molds                           5 years
                    Machinery and equipment   5 to 10 years
                    Vehicles                   3 to 5 years
                    Furniture and fixtures     3 to 5 years
                    Leasehold improvements     3 to 5 years

               INTANGIBLE ASSETS - Intangible assets include goodwill, patent rights, and license costs which are stated at cost and are being amortized using the straight-line method over their estimated lives, which range from four to seventeen years. The Company evaluates the carrying value of intangible assets based on current and anticipated undiscounted cash flows and recognizes impairment when such cash flows will be less than the carrying values.

               REVENUE RECOGNITION - Revenues are  recognized when the
          related  product  is  shipped.     The  Company  records  an
          allowance for estimated sales returns and rebates.

               INCOME TAXES - The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement and income tax purposes.

               INCOME PER SHARE - Income per share is computed on the basis of the weighted average number of shares outstanding plus the common stock equivalents which would arise from the exercise of stock options. Such income per share amounts are adjusted to give retroactive effect for all periods presented for the acquisition by the Company of Tri-Med in 1998 (see Note 12).

               STOCK-BASED COMPENSATION - Effective October 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements. The Company has elected to continue to apply APB 25 (as permitted by SFAS No. 123). The appropriate required disclosure of the effects of SFAS No. 123 are included in
          Note 5.

               STATEMENTS OF CASH FLOWS - For purposes of the consolidated statements of cash flows, the Company considers cash and interest bearing securities with original maturities of less than three months to be cash equivalents.

               LONG-LIVED ASSETS - The Company evaluates the carrying value of long-term assets based on current and anticipated undiscounted cash flows and recognizes impairment when such cash flows will be less than the carrying values.

               OTHER - Certain reclassifications have been made to the
          prior    year   financial    statements   to    conform   to
          classifications adopted in the current year.

          2.  INVESTMENTS AVAILABLE FOR SALE

               Investments available for sale at September 30, 1997 and 1996 consist of municipal bonds.

               The amortized cost and fair value of investments available for sale at September 30, 1997 and 1996 are as follows:

                                             1997                1996

           Amortized cost            $26,972,594         $26,915,121

           Gross unrealized
           gains                             None                None

           Gross unrealized
           losses                       (344,282)           (252,523)

           Fair value                $26,628,312         $26,662,598

               As of September 30, 1997 and 1996, all municipal bonds had a contractual maturity of one year or less. During the years ended September 30, 1997 and 1996, there were no gross realized gains or gross realized losses from sales of investments classified as available for sale.

          3.  LINE OF CREDIT

               In July 1997, Tri-Med (see Note 12) entered into two line of credit agreements with a bank. Under the terms of the first agreement, the outstanding balance may not exceed $1,000,000 and interest, is payable monthly through May 1998, and bears interest at the bank's prime rate (8.5% at September 30, 1997). Under the terms of the second agreement, the outstanding balance may not exceed $750,000 and interest, is payable monthly through May 1998, and bears interest at the bank's prime rate plus 1% (9.5% at September 30, 1997). The amount available for borrowing is limited to the lesser of $1,750,000 or the sum of certain agreements, with such inventory amount limited to $200,000. The outstanding balance on the credit agreements was $1,425,000 as of September 30, 1997.

               At September 30, 1997, the Company had an unsecured line of credit with a bank totaling $5,000,000 which expires February 15, 1998. The line, if drawn upon, bears interest at the bank's base rate (8.5% at September 30, 1997). No compensating cash balances are required. As of September 30, 1997 and during the year then ended, there were no borrowings under the line of credit.

          4.  INCOME TAXES

               The Company has recorded net deferred tax assets and liabilities at September 30, 1997 and 1996 which consisted of the following temporary differences and carryforward items:

                                      1997                     1996
                              Current      Long-Term     Current    Long-Term
           Deferred income
           tax assets:


           Allowance for
           uncollectible
           accounts
           receivable        $320,513                    $69,121

           Allowance for
           sales returns,
           rebates, and
           allowances         664,785                    305,729

           Allowance
           for obsolete
           inventory          451,658                    185,277

           Accrued
           expenses           280,925                    168,549

           Unrealized
           losses on
           investments        120,498                     95,959

           Net operating
           loss carry-
           forwards of
           acquired
           subsidiaries       394,663    $3,416,727      121,442     $99,562

           Research and
           development
           credits                                       111,226

           Total            2,233,042     3,416,727    1,057,303      99,562

           Deferred income
           tax liabilities-
           differences
           between tax
           basis and
           financial
           reporting basis
           of property
           and equipment                 (1,276,825)              (1,210,326)

           Net             $2,233,042    $2,139,902   $1,057,303 $(1,110,764)

               The components of income  tax expense (benefit) for the
          years  ended   September  30,  1997,  1996,   and  1995  are
          summarized as follows:

                                     1997              1996             1995

           Current:

           Federal            $16,243,278        $12,421,679       $9,425,942

           State                1,913,890          1,903,320        1,449,302

                               18,157,168         14,324,999       10,875,244

           Deferred:

           Federal               (324,388)           402,473          323,859

           State                  (48,780)            39,649           49,796

                                 (373,168)           442,122          373,655

           Total              $17,784,000        $14,767,121      $11,248,899

               Income tax expense differed from amounts computed by applying the statutory Federal tax rate to pretax income as follows:

                                  1997           1996           1995

           Computed
           Federal income
           tax expense at
           statutory rate  $17,166,358    $14,236,825    $11,425,754

           State income
           tax expense,
           net of Federal
           benefit           1,590,940      1,317,054        990,493

           Environmental
           tax                                 16,614         30,000

           Tax exempt
           income             (410,736)      (553,876)      (624,750)

           Foreign sales
           corporation        (429,833)      (236,250)      (121,756)

           Amortization
           of goodwill         642,986        335,763        316,969

           Nontaxable
           income from
           pooled
           Subchapter S
           corporation        (292,758)      (107,269)      (343,322)

           Other              (482,957)      (241,740)      (424,489)

           Total           $17,784,000    $14,767,121    $11,248,899

               As a result of the Company's acquisitions (see Note 8), the Company has net operating loss carryforwards for Federal income tax purposes of approximately $9,964,000, which can only be used to offset future taxable income of acquired subsidiaries. The utilization of the tax loss carryforwards is subject to certain limitations and the carryforwards expire at various dates through the year 2011.

          5.  COMMON STOCK AND STOCK OPTIONS

               During the years ended September 30, 1996 and 1995, the Company repurchased 350,000 and 100,000 shares of its outstanding common stock for $6,161,421 and $1,474,985, respectively. In accordance with Utah State law, this treasury stock was accounted for as retired common stock. The Company did not repurchase any shares of its common stock during the year ended September 30, 1997.

               The Company has adopted several incentive stock option plans for key employees and reserved shares of common stock totaling approximately 2,380,780, 2,926,400 and 3,483,028 at
          September 30, 1997, 1996, and 1995, respectively, for issuance under the plans. Options are granted at a price not less than the fair market value on the date of grant, become exercisable between one to two years following the date of grant, and expire in ten years.

               Changes in stock options are as follows for the years ended September 30:
                                                     Weighted Average
           1997                            Shares      Exercise Price

           Outstanding at
           beginning of year           2,517,553               $10.06

           Granted                       856,475                19.71

           Exercised                  (1,292,677)                8.71

           Forfeited                     (61,700)               15.46

           Outstanding at end
           of year                     2,019,651               $14.85

           Options
           exercisable at
           year end                    1,056,976
           Weighted average
           fair value of
           options granted
           during year                     $9.24


                                                     Weighted Average
           1996                            Shares      Exercise Price

           Outstanding at
           beginning of year           3,331,162                $8.26

           Granted                       516,900                16.63

           Exercised                  (1,252,309)                7.84

           Forfeited                     (78,200)               12.32

           Outstanding at
           end of year                  2,517,553              $12.32

           Options
           exercisable at
           year end                     1,799,351

           Weighted average
           fair value of
           options granted
           during year                      $7.79


                                                          Price Range
           1995                            Shares           Per Share
           Outstanding at
           beginning of year            2,898,253        $1.46-$13.50

           Granted                        740,000          9.38-14.25

           Exercised                    (205,425)          1.46-11.00

           Forfeited                    (101,666)          8.63-13.50

           Outstanding at end
           of year                      3,331,162          1.46-14.25

           Options
           exercisable at
           year end                     2,410,490

               The following table summarizes information about stock options outstanding at September 30, 1997:

                       Options Outstanding                Options Exercisable

                                     Weighted
                                      Average
                                    Remaining  Weighted               Weighted
           Range of       Number  Contractual   Average      Number    Average
           Exercise         Out-         Life  Exercise       Exer-   Exercise
             Prices     standing   (in years)     Price     cisable      Price
             $2.96-
              $4.36       92,002          2.1     $3.95      92,002      $3.95

              8.63-
              12.88      709,174          7.1      9.51     709,174       9.51

             13.50-
              19.88    1,212,275          9.5     18.76     255,800      16.57

             23.00-
              23.63        6,200         10.0     23.43

             $2.96-
             $23.63    2,019,651          8.3    $14.85   1,056,976     $10.73

               The Company accounts for stock options granted using APB Opinion 25. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with SFAS No. 123, the Company's net income and net income per common and common equivalent share would have changed to the pro forma amounts indicated below:

                                             1997                1996

           Net income:

                As reported           $31,262,739         $25,909,521

                Pro forma              26,230,287          24,514,540

           Net income
           per common and
           common equivalent
           share:

                As reported                $1.032              $0.873

                Pro forma                   0.866               0.826

           Net income
           per common and
           common equivalent
           share assuming
           full dilution:

                As reported                $1.027              $0.863

                Pro forma                   0.862               0.816

          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997 and 1996, dividend yield of 0.5%; expected volatility of 33%; risk-free interest rate of 5.68%; and expected lives of approximately 8 years.

          6.  COMMITMENTS AND CONTINGENT LIABILITIES

               The Company leases office and production facilities and office equipment under long-term operating lease agreements. Rent expense on the above operating leases was approximately $910,647, $753,010, and $514,990 for the years ended
          September 30, 1997, 1996, and 1995, respectively. The following represents the Company's future commitments under such leases:

                    Year ending
                    September 30:

                     1998                          $615,891

                     1999                           288,464

                     2000                           165,610

                     2001                            86,560

                     2002                           101,520

                     Thereafter                     397,620

                     Total                       $1,655,665

               The Company has agreements with the inventors of certain of its products which provide for the payment of royalties ranging from 2% to 6.5% of defined net sales or a fixed rate per unit sold of the related products.

               The Company is involved in certain litigation matters in the normal course of business which, in the opinion of management, will not result in any material adverse effects on the Company.

               R2, a wholly-owned subsidiary of Cardiotronics, is a co-defendant in an ongoing product liability case. Plaintiff in this case alleges, among other things, that defibrillation pads manufactured by R2 were defective and seeks damages of $20 million. The Company believes that it has valid defenses; however, in view of the inherent uncertainties surrounding the litigation, no assurance can be given that R2 will prevail in this case. Attorneys for R2 are attempting to negotiate an out-of-court settlement for an amount that will be covered by R2's product liability insurance policy. Management believes that a settlement will be reached that does not exceed the amount of the policy.

          7.  PROFIT SHARING PLAN

               The Company sponsors an Employee Retirement and Savings
          Plan (the Plan) under Section 401(k) of the Internal Revenue Code. The Plan is designed to allow participating employees to accumulate savings for retirement or other purposes. Under the Plan, all employees, who have completed at least one year of service and have reached age 21, are eligible to participate. The Plan allows employees to make contributions to the plan from salary reductions each year, up to a maximum of 15% of a participant's annual compensation. Under the Plan, the Company matches up to 4% of a participant's contribution. The Company may, if it desires, make additional contributions to the 401(k) Plan on behalf of its employees. For the years ended September 30, 1997, 1996, and 1995, the Company expensed approximately $757,000, $621,000, and $545,000, respectively, as matching contributions to the Plan. Employees are always fully vested in their own contributions and become fully vested in any contributions made by the Company after six years of service. Employees are allowed to direct the investment of their Plan contributions within a group of designated investment funds.

          8.  BUSINESS COMBINATIONS

               In July  1997, Tri-Med  acquired the rights  to license
          and distribute the product CLOtest for $5,825,000 in exchange for a note payable to Delta West, Inc. Under the terms of this agreement, the Company is required to pay royalties as a percentage of products sold. The royalty percentage varies based on the level of sales. Substantially all of the purchase price was allocated to trademarks, a covenant not to compete, and goodwill to be amortized using the straight-line method over 15 years. The purchase price was allocated as follows:

                    Plant and equipment         $60,800

                    Intellectual property
                    other than trademarks       615,600

                    Trademarks                4,172,600

                    Covenant not to compete      76,000

                    All other assets and
                    rights including goodwill   900,000

                         Total               $5,825,000

               Effective December 10, 1996, the Company acquired all of the issued and outstanding capital stock of Cardiotronics for $12,723,000 in cash and the assumption of liabilities totaling $12,348,000. The acquisition is being accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approxi-mately $13,136,000, which is being amortized over 15 years.

               The unaudited pro forma results of operations of the Company for the years ended September 30, 1997 and 1996 (assuming the acquisition of Cardiotronics had occurred as of October 1, 1995) are as follows:

                                              1997                1996

          Net sales                   $133,971,074        $119,391,331

          Net income                    30,703,183          21,243,285

          Net income per share
          assuming full dilution             1.009               0.707

               On September  27,  1996,  the  Company  issued  238,727
          shares of its common stock in exchange for all of the outstanding common stock of PEPCO, a medical research and manufacturing company incorporated in 1987 and headquartered in Canal Fulton, Ohio. The assets and liabilities of PEPCO at the date of combination were approximately $684,000 and $88,000, respectively. The combination was accounted for as a pooling of interests. The accompanying consolidated financial statements have been prepared as if Ballard and PEPCO had been combined for all periods presented.

               On April  19, 1996, the Company  acquired substantially
          all of the assets of Endovations, Inc. (Endovations) for approximately $1,220,000 in cash. The acquisition has been accounted for using the purchase method of accounting; as such, Endovations' results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with this acquisition, the Company recorded goodwill of approximately $400,000, which is being amortized on a straight-line basis over 10 years.

               Effective July  19, 1996,  the Company acquired  all of
          the issued and outstanding common stock of Mist Assist for approximately $673,600 in cash and the assumption of liabilities totally approximately $126,400. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $680,000, which is being amortized on a straight-line basis over 15 years.

               On August 28, 1996, the Company acquired all of the issued and outstanding common stock of PMP for cash of approximately $3,600,000. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $2,900,000 which is being amortized on a straight-line basis over 15 years.

               On May 2, 1995, the Company acquired substantially all of the assets of Cox for a purchase price of $4,000,000 consisting of $3,313,310 in cash and the assumption of liabilities in the amount of $686,690. Cox is a manufacturer of disposable endoscopic devices. The acquisition has been accounted for using the purchase method of accounting; as such, Cox's results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. The cost of this acquisition exceeded the estimated fair value of the acquired net assets by $423,000 which is being amortized over 10 years.

               On November 14, 1995, the Company acquired 200,000 shares of the preferred stock of Neuro Navigational Corporation (Neuro) representing a 19.5% equity interest in Neuro for $2,000,000. In addition, on November 14, 1995, the Company paid Neuro $500,000 for an option to purchase substantially all of its assets. The Company exercised the option on February 28, 1997 and acquired the remaining assets of Neuro in exchange for cancellation of indebtedness owed the Company and the purchase option payment, which aggregated to $4,245,422.

          9.  SALES

               During the years ended September 30, 1997, 1996, and 1995, the Company had foreign export sales of approximately $12,557,000, $8,048,000, and $6,344,000, respectively.

          10.     EFFECT  OF  RECENTLY  ISSUED   FINANCIAL  ACCOUNTING
                  STANDARDS

               In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. This standard establishes standards for computing and presenting earnings per share (EPS). SFAS No. 128 simplifies the approach for computing earnings per share previously found in Accounting Principles Board Opinion No. 15. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures.

               Under the new structure, basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.

               SFAS  No.  128  is effective  for  financial statements
          issued for periods ending after December 15, 1997. The computation of basic EPS under SFAS No. 128 would have resulted in net income per common share of $1.063, $0.922, and $0.796 for the fiscal years ended September 30, 1997, 1996, and 1995, respectively. Diluted EPS computed under SFAS No. 128 would have resulted in net income per common share of $1.032, $0.874, and $0.754 for the fiscal years ended September 30, 1997, 1996, and 1995, respectively.

          11.  OTHER INCOME

               During 1997, the Company recorded a write-down of its investment in Neuro totaling approximately $4,900,000 as a result of the Company's assessment that the carrying amount of the Neuro investment would not be recoverable by the Company. The Company also recorded a gain on the sale of a parcel of land totaling approximately $6,300,000. The write-down and the gain on the sale of land are included in other income in the accompanying consolidated statements of operations.

          12.  SUBSEQUENT EVENT

          Effective February 25, 1998, Ballard issued 1,067,733 shares of its common stock in exchange for all of the outstanding common stock of Tri-Med, a medical devices manufacturing company incorporated in 1983 with operations in Kansas, Virginia, and Australia. The assets and liabilities of Tri-Med at the date of the combination were approximately $8,276,000 and $6,321,000, respectively. The combination was accounted for as a pooling of interests. The accompanying supplemental consolidated financial statements for 1997, 1996, and 1995 have been restated as if Ballard and Tri-Med had been combined as of October 1, 1994, the beginning of the reporting period. There were no intercompany transactions between Ballard and Tri-Med prior to the date of merger. Concurrent with the acquisition, all outstanding balances under the lines of credit (see Note 3) were paid in full and both agreements were terminated. Net sales, net income, and net income per share amounts of the previously separate companies for the years ended September 30, 1997, 1996, and 1995 as previously reported and combined are as follows:

                                            Ballard
                                     (As Previously
                                          Reported)     Tri-Med    As Restated


          1997

             Net sales                 $125,307,178  $7,435,859   $132,743,037

             Net income                  30,426,287     836,452     31,262,739

             Net income per share:

                Common and
                common equivalent
                share                         1.041         N/A          1.032

                Common share
                assuming full
                dilution                      1.036         N/A          1.027

          1996

             Net sales                  103,525,263   6,356,079    109,881,342

             Net income                  25,603,039     306,482     25,909,521

             Net income per share:

                Common and
                common equivalent
                share                          .895         N/A          0.873

                Common share
                assuming full
                dilution                       .884         N/A          0.863

          1995

             Net sales                   84,152,967   5,888,234     90,041,201

             Net income                  20,942,616     997,260     21,939,876

             Net income per share:

                Common and
                common equivalent
                share                          .752         N/A          0.759

                Common share
                assuming full
                dilution                       .739         N/A          0.746


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

               This analysis of the Company's operations encompassing the fiscal years ended September 30, 1997, 1996, and 1995, should be considered in conjunction with the consolidated balance sheets, statements of operations, and statements of cash flows. All of the figures discussed herein have been adjusted to reflect the Company s stock and asset purchases
          (see  Notes to Consolidated Financial Statements ).

               Fiscal year 1997 was a another  record setting year for
          the Company  in terms of  sales and income.   Net sales were
          $132.7  million, representing  an  increase  of  20.8%  over fiscal 1996.  Net income and net income per share were $31.3 million and $1.03, respectively, increasing 20.7% and 18.2%,
          respectively, over  fiscal year 1996.   The continued steady
          growth  in sales  and  income  is  the result  of  strategic
          acquisitions,   internal   development   of  new   products,
          acquisition of national  contracts, rapid  expansion in  the international  marketplace, and  the overall  efforts  of an
          outstanding  sales  force.   Income  growth  continues as  a
          result of stable, high margins and manufacturing expertise.

               With   a   continued   emphasis   on   growth   through
          acquisitions,   the   Company   acquired  Cardiotronics   in
          December,    1996   and    Tri-Med   in    February,   1998.
          Cardiotronics,  located   in  Carlsbad,  California,   is  a
          manufacturer of medical devices  for the acute management of heart rate  disorders.  Its principal  product, a disposable defibrillator  pad, provided  approximately $7.6  million in net sales during fiscal year 1997.  The Company expects 1998 sales  from this acquisition to  exceed $10.0 million.  Tri-
          Med, with locations in Kansas, Virginia, and Australia, is a manufacturer  of diagnostic  products for  the  detection of
          Helicobacter Pylori,  a  causative factor  in  peptic  ulcer
          disease.   1997 sales  from Tri-Med were  approximately $7.4
          million.     The  Company  expects  1998   sales  from  this
          acquisition to exceed $13.0 million.

               During fiscal  year 1997 the Company  focused its sales
          efforts  and  internally  reported based  upon  two separate
          business units:    (1) TRACH  CARE/EASI-LAV  ("TRACH  CARE")
          which  includes  the TRACH  CARE  and  EASI-LAV families  of products  as  well  as  the  new  additions  from  the  1996 acquisitions of  Mist Assist,  PMP and  PEPCO  and the  1997 acquisition  of Cardiotronics; and (2) MIC/FOAM CARE ("MIC")
          which  includes  the  MIC,  FOAM CARE  and  gastrointestinal products as well as the product line additions acquired from
          Tri-Med.

          RESULTS OF OPERATIONS

               SALES  -  For  the   year  ended  September  30,  1997,
          consolidated net sales increased $22,861,695, or 20.8%, over fiscal  year 1996.  For  the year ended  September 30, 1996, consolidated net sales increased $19,840,141, or 22.0%, over fiscal year 1995.  The steady, solid growth in 1997 and 1996 is  due principally  to  the Company s  ability to  increase volume,  both internally and through acquisitions.  Although
          prices  on   isolated  TRACH  CARE  and   MIC  products  and
          accessories increased slightly,  pricing for other  products during 1997  were reduced in  order to meet  competition and price  reductions required  by  hospitals  and large  buying groups.  The  Company believes that the signing of exclusive long-term contracts with major hospital buying groups should stabilize prices for certain products over the next three to five years.

               The Company's MIC enteral feeding catheters and related
          products continue to contribute significantly to the overall growth  in net  sales,  as is  the  rapid expansion  of  the
          Company's international  operations.   Net sales  within the
          MIC product line  increased 33.2% in fiscal 1997 over fiscal
          1996. International net sales (all products) increased 56.1%
          during the same period.

               The   following  table   summarizes   sales  by   sales
          force/business unit (see description above) as a  percentage of total net sales:

          Year ended September 30,           1997      1996      1995

          Trach Care                         70.0%     72.2%     76.3%

          MIC                                30.0%     27.8%     23.7%

               The   table   below   summarizes   U.S.   sales  versus
          international sales as a percentage of total net sales:

          Year ended September 30,           1997      1996      1995

          Domestic                           91.5%     92.7%     93.0%

          International                       8.5%      7.3%      7.0%

          All  sales of the Company  and related receipts  are in U.S.
          dollars.

               COST  OF PRODUCTS SOLD  - For the  year ended September
          30,  1997,  consolidated  cost   of  products  sold  totaled
          $47,027,428,  compared with $38,048,879 for fiscal year 1996 and $30,166,070 for fiscal year 1995, increases of 23.6% and
          26.1%, respectively.   As a  percent of net  sales, cost  of
          products sold was 35.4%  and 34.6% for fiscal year  1997 and
          1996, respectively.  The 1% increase in product costs during fiscal year 1997  can be  attributed to  the acquisition  of lower  margin product  lines,  the closure  and transfer  of
          PEPCO s,  PMP s,  and  MIC s  manufacturing   operations  to
          Draper,  Utah and Pocatello,  Idaho, and continued increases in material  and labor  costs. Margins  also continue  to be impacted  by  the  health  care  industry's  focus  on  cost restraints and competitive  pricing pressures, resulting  in increased product rebates and price reductions.

               During  the year  the Company  continued to  refine and
          automate its  manufacturing processes as well  as expand its injection molding  capacity.  The Company  closed its PEPCO,
          PMP,  and  MIC  facilities  and  integrated  them  into  the
          Company s two manufacturing sites in  Utah and Idaho.  Gross margins will continue to be impacted by  these closures into the first  quarter of  1998  but the  Company expects  these combinations to create manufacturing benefits in the future.
          Pricing  pressures, new product  acquisitions, and continued
          increases  in labor  and materials  will continue  to impact
          margins  in  1998.   Margins will  also  be impacted  by the
          Company's planned move of  its Cardiotronics operations from
          Carlsbad,  California to  Pocatello, Idaho during  the first quarter of fiscal year 1998.

               OPERATING  EXPENSES -  Operating  expenses  consist  of
          selling, general, and  administrative expenses, research and
          development expenses,  and  royalties.   Total  consolidated
          operating  expenses for  the year  ended September  30, 1997 were  $42,208,682, compared with $36,465,201 for fiscal year
          1996  and $30,787,393 for  fiscal year 1995.   The following
          table  is a summary of  operating expenses by  category as a percentage of net sales:

          Year ended September 30,           1997      1996      1995

          Selling, general, and
          administrative                     28.3%     28.8%     29.8%

          Research and development            2.1%      2.9%      2.7%

          Royalties                           1.4%      1.5%      1.7%

               Selling, general, and administrative expenses increased
          $5,909,562  during  fiscal year  1997 and  $4,754,211 during
          fiscal   year  1996.     These   increases   are  attributed
          principally  to  increased  sales  volumes, as  well  as  to increases in period costs  due to intangible write-offs from acquisitions. Consolidated expenses related to  research and development and  royalties, as a percentage  of consolidated net sales  for fiscal years  1997, 1996, and  1995, remained fairly consistent.

               OTHER  INCOME  -  Other income  generally  consists  of
          interest income from  short-term investments, royalty income from the licensing of the  TRACH CARE closed suction system, and the netting of  insignificant gains and losses  from the sale or retirement of property and equipment.  Also included in other income during fiscal 1997 was the sale of  61 acres of  real estate located south  of the Company s Draper plant for a  net gain  of $6,304,670  (see  Liquidity  and Capital
          Resources ) and  the write-down of  the Company's investment
          in   the  assets   and   technology   acquired  from   Neuro
          Navigational  Corporation  ("Neuro") totaling  approximately
          $4,900,000 (see  Liquidity and Capital Resources ).

               Interest   and   royalty  income   remained  relatively
          consistent   between  the   periods,  bringing   a  combined
          $4,595,116,  $4,317,925, and  $4,070,877  for  fiscal  years
          1997, 1996, and 1995, respectively.

               NET INCOME -  Consolidated net  income from  operations
          for the  year ended September 30,  1997 totaled $31,262,739,
          an increase of 20.7%  over fiscal year 1996.   The following
          table reflects net income  as a percentage of net  sales for each of the reporting periods:

          Year ended September 30,      1997      1996      1995

          Net Income                    23.6%     23.6%     24.4%

               The  overall  increase in  net  income  over the  prior
          period  and the  outstanding  after-tax margin  reflects the
          increased   sales  volume,  continued  strong  margins,  and
          management's efforts to  control the costs  of manufacturing and other operating costs.

               INFLATION   -  Inflation  can be  expected  to have  an
          effect  on  most  of   the  Company's  operating  costs  and
          expenses.   The extent to which  inflationary cost increases
          can be  offset by price increases depends on competition and
          other   factors.     The  effect   of  inflation   has  been
          insignificant during the periods reported herein.

          LIQUIDITY AND CAPITAL RESOURCES

               The Consolidated  Balance Sheets present  the Company's
          financial position at the end of each of the last two fiscal
          years.    Each  statement  lists the  Company's  assets  and
          liabilities,  and the  equity  of its  stockholders.   Major
          changes in the Company's  financial position are  summarized in the Consolidated Statement of Cash Flows.  This statement summarizes  the  changes  in  the Company's  cash  and  cash equivalents balance  for each  of the last  three years  and helps to show the relationship between operations (presented in the Consolidated  Statement of Operations)  and liquidity and  financial  resources  (presented  in  the  Consolidated
          Balance Sheets).

               For  the year  ended September  30, 1997  the Company's
          operating  activities  provided $31,432,996  in  cash flows, comparable to the  $22,683,400 provided  during fiscal  year
          1996.    At  September  30, 1997,  working  capital  totaled
          $87,986,254 compared with $76,593,470 at September 30, 1996.
          The  Company's current ratio was  7.8 to 1  at September 30,
          1997  compared with 13.7  at September 30,  1996.  Available
          cash,  which   includes  cash   and  cash   equivalents  and
          investments  available  for  sale,  at  September  30,  1997 totaled  $48,252,355 compared with  $41,181,433 at September
          30,  1996.  In addition  to its strong  liquid position, the
          Company does not have any long-term debt nor does management intend  to utilize debt  to fund future  expansion.  Ballard maintains  a $5,000,000  unsecured line  of credit  with its bank but has  not drawn on  this line during  either of  the
          years  ended September 30,  1997 or 1996.   Tri-Med utilized
          lines of credit to fund its operations but as of the date of combination with Ballard, the  lines of credit were paid  in full.

               Continued growth  in cash and  investments provides the
          Company financial stability and  flexibility to fund current
          operations,  an  aggressive  acquisitions   program,  future
          internal growth  and expansion, and the  ability to continue its dividend payment policy.

               During the  year ended September 30,  1997, the Company
          completed   expansion  of  its   manufacturing  facility  in
          Pocatello,  Idaho.   See  discussion  of Pocatello  facility
          under  "Capital  Expenditures".      Total  development  and
          construction  costs  of  the  first phase  of  the  facility totaled approximately  $7,243,000.  Completion of the second
          phase  cost approximately $5,500,000.   The Company expended
          an additional  $8,900,000 during fiscal year  1997 to expand and upgrade  existing facilities and operations  in order to meet the growing needs of present and new business.

               Cash outlay for the acquisition of Cardiotronics, net of cash acquired, was approximately $12,722,000.

               During February 1997, the  Company exercised its option
          to  purchase the assets of  Neuro at a  total purchase price
          $4,245,422.  In March, 1997, the Company sold certain of the assets it  acquired from  Neuro  to an  unrelated party  for
          $961,459,  which  approximated the  purchase price  of those
          assets.   In  June,  1997 the  Company  determined that  the
          remaining carrying value in its investment  in Neuro was not entirely recoverable  and recorded a loss  on the write-down of  the investment of approximately $4,900,000.  The loss is
          included  in  "Other  Income."   The  remaining  assets  and
          technology acquired  from Neuro are being  marketed for sale by the Company.

               A valuation allowance has not been provided on deferred tax asset balances due to the Company's projection of future taxable income in excess of such tax assets.

               In addition to capital and acquisition expenditures, other items which affected cash flows during fiscal year
          1997 included the payment of dividends of $3,207,205, and purchases of intangible assets of $714,952.

          IMPACT OF THE YEAR 2000 ISSUE

               The Year 2000 Issue is the result of potential problems
          with computer  systems or any equipment  with computer chips that use dates where  the date has been  stored as just  two digits (e.g., 97  for 1997).  On January 1,  2000, any clock
          or   date  recording  mechanism,  including  date  sensitive
          software, which uses only two  digits to represent the year, may recognize a date  using 00 as the year  1900 rather than
          the year 2000.   The Company has also been advised that some
          computer chips may not have the ability to function properly when  reading certain  dates  in calendar  year 1999  (e.g.,
          9/9/99).  These computer  problems could result in  a system failure or miscalculations causing disruption of operations, including  among  other  things, a  temporary  inability  to process  transactions, send  invoices, or engage  in similar activities.

               In 1997, the Company began and is still continuing a comprehensive program of assessing changes and upgrades that will need to be implemented in order to be prepared for the Year 2000 and even the Year 1999. The scope of the project covers all computer systems, computer and network hardware, production process controllers, office equipment, access control, maintenance machinery, manufacturing equipment and the Company's products.

               To assist  with this  project, the Company  has engaged
          the  services  and  expertise of  Quantified  Management,  a computer services consulting firm from Salt Lake City, Utah.
          The Company  has acquired  a project management  package (QM
          System 2000)  from Quantified  Management intended to  guide the Company  through all  aspects of solving  the Year  2000
          Issue.  This tool bundles a comprehensive project management program with  interactive coaching services  from Quantified
          Management,  to   assist  the  Company  in   its  Year  2000
          compliance efforts.

               The  Company has  already determined  that it  would be
          required  to  replace or  modify  portions  of its  business application  software so  that  its  computer systems  would
          properly  utilize  dates  beyond  December 31,  1999.    The
          Company  presently believes  that  with  conversions to  new systems and modifications to existing software the Year 2000
          Issue can be mitigated.  However, if  such modifications and conversions are not made,  or are not timely, the  Year 2000
          Issue  could have a material impact on the operations of the
          Company.

               The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to their failure to remediate their own Year 2000 Issues. The
          Company can give no guarantee that the systems of other companies on which the Company's systems rely will be converted on time or that a failure to convert by another company or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

               The  Company  will  continue  to  utilize  internal and
          external resources  to implement, reprogram, or  replace and test software and related assets  affected by the Year  2000
          Issue.   The Company expects to complete the majority of its
          efforts  in this area by early 1999 leaving adequate time to
          assess   and  correct  any   significant  issues   that  may
          materialize.  The  total cost  of the Year  2000 project  is estimated  at  $500,000  to  $600,000 and  is  being  funded
          through operating cash flows.   The Company will be  able to
          capitalize a substantial portion of this cost.

               The costs of the project and the timetable in which the
          Company   plans  to  complete   the  Year   2000  compliance
          requirements are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued  availability of certain  resources, third party modification plans  and other factors.  However, there can  be  no guarantee  that  these estimates  will  be achieved  and actual  results could  differ  materially from
          these  plans.    Specific  factors which  might  cause  such
          material differences  include, but  are not limited  to, the availability and cost of personnel trained in this area, the ability  to locate  and correct  all relevant  computer chip codes, and similar uncertainties.

          RISK FACTORS

               From  time to time the  Company may report, through its
          press releases, its Annual  Report, and SEC filings, certain matters  that  could  be  characterized  as  forward-looking statements subject  to risks  and  uncertainties that  could
          cause  actual  results  to  differ   materially  from  those
          projected.  Such risks  and uncertainties may include, among
          other things,  the factors  discussed below.   Such forward-
          looking  statements are  made  pursuant to  the safe  harbor provisions of  the Private Securities  Litigation Reform Act of 1995.

               COMPETITION.      The   medical   device   industry  is
          characterized by rapidly  evolving technology and  increased competition.  There are a number of companies that currently offer, or  are in the  process of developing,  products that compete with products offered  by the Company, including the
          Company's flagship TRACH CARE closed suction catheter.  Some of  these  competitors  have  substantially  greater capital resources, research and development staffs and experience in
          the medical device industry.   These competitors may succeed
          in  developing  technologies  and  products  that  are  more effective  than  those currently  used  or  produced by  the
          Company or  that would render  some products offered  by the
          Company obsolete or  noncompetitive.   Competition based  on
          price  is  becoming  an  increasingly  important  factor  in customer purchasing patterns as a result of cost containment
          pressures  on,   and  consolidation  in,  the   health  care
          industry.  Such  competition has exerted,  and is likely  to continue  to  exert, downward  pressure  on  the prices  the
          Company is able to charge for its products.  The Company may not be  able to offset such downward  price pressure through corresponding cost  reductions.  Price reductions could have an adverse impact on the  business, results of operations or financial condition of the Company.

               INTELLECTUAL PROPERTY  RIGHTS.  From time  to time, the
          Company has received, and in the future may receive, notices of  claims  with respect  to  possible  infringement of  the
          intellectual  property   rights  of  others  or  notices  of
          challenges  to the  Company's intellectual  property rights.
          In some instances such notices have given rise to, or may in
          the  future  give  rise  to,  litigation.    Any  litigation
          involving the  intellectual property  rights of  the Company may  be resolved by means  of a negotiated  settlement or by
          contesting the  claim through  the judicial process.   There
          can be no assurance that the business, results of operations or the financial condition of the Company will not suffer an adverse impact  as a result of  intellectual property claims that  may be  commenced against the  Company in  the future.
          The Company owns certain patents and proprietary information
          acquired   while   developing   its   products   or  through
          acquisitions,  and the  Company is  the licensee  of certain
          other  technology.     As  patents  expire,  more  competing
          products  may  be released  into  the  marketplace by  other
          companies.   The  ability  of the  Company  to  continue  to
          compete effectively with other medical device companies  may be materially dependent upon  the protection afforded by its patents  and  the  confidentiality  of  certain  proprietary information.  There can be no assurance that patents will be
          issued  for  products  and  product   improvements  recently
          released into  the  marketplace or  for  products  presently being developed.

               MANAGED   CARE   AND   OTHER   HEALTH   CARE   PROVIDER
          ORGANIZATIONS.  Managed care  and other health care provider organizations  have  grown  substantially  in terms  of  the percentage  of  the population  in  the  United States  that receives medical benefits through such organizations and  in terms of the  influence and  control that they  are able  to exert over an increasingly large portion  of the health care industry.  These organizations are continuing to consolidate and grow,  increasing the ability of  these organizations to influence the practices and pricing involved in the purchase of  medical  devices, including  the  products  sold by  the
          Company.

               HEALTH CARE REFORM/PRICING  PRESSURE.  The  health care
          industry  in  the  United  States  continues  to  experience
          change.   Health care reform proposals  have been formulated
          by  members of  Congress.   In addition,  state legislatures
          periodically consider various health care  reform proposals.
          Federal, state and local government representatives will, in all likelihood,  continue to  review and  assess alternative health  care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected.  Cost
          containment  initiatives,  market  pressures   and  proposed
          changes  in  applicable  laws  and regulations  may  have  a dramatic effect  on pricing or potential  demand for medical devices, the  relative costs associated  with doing business and  the  amount of  reimbursement  by  both government  and
          third-party  payors.     In  particular,  the   industry  is
          experiencing  market-driven reforms  from forces  within the industry that are exerting pressure on health care companies to reduce  health care  costs.  These  market-driven reforms
          are  resulting   in  industry-wide  consolidation   that  is
          expected  to  increase  the  downward  pressure  on  product margins, as  larger buyer and supplier  groups exert pricing pressure on  providers of  medical devices and  other health
          care  products.     Both  short-term   and  long-term   cost
          containment  pressures,   as  well  as  the  possibility  of
          regulatory  reform,  may  have  an  adverse  impact  on  the
          Company's results  of  operations and  financial  condition.
          The  Company's  products  consist  primarily  of  disposable
          medical devices.   Cost  containment pressures  on hospitals
          are  leading  some  facilities  to  use  certain  disposable devices  longer than they have  been used in  the past, even longer than permitted by product labelling.  This phenomenon could  result  in  a  reduction in  Company  sales,  because extended use and device reuse mean fewer unit purchases.

               GOVERNMENT  REGULATION.   There  has  been  a trend  in
          recent years,  both in  the  United States  and outside  the
          United  States,  toward more  stringent  regulation  of, and enforcement  of requirements  applicable to,  medical device
          manufacturers.    The  continuing  trend  of more  stringent
          regulatory  oversight in  product clearance  and enforcement
          activities  has  caused  medical  device   manufacturers  to
          experience longer approval cycles, more uncertainty, greater risk and greater expense.  At the present time, there are no meaningful indications that this trend  will be discontinued
          in  the  near-term or  the  long-term either  in  the United
          States  or abroad.  The Company expects to continue to incur additional  operating expenses  associated with  its ongoing regulatory compliance  program,  but  the  amount  of  these incremental costs cannot  be completely  predicted and  will depend upon  a variety of factors,  including future changes
          in  statutes  and   regulations  governing  medical   device
          manufacturers.    There  can   be  no  assurance  that  such
          compliance requirements and quality assurance  programs will not  have  an adverse  impact  on the  business,  results of operations or financial condition of the Company or that the
          Company  will  not experience  problems associated  with FDA regulatory compliance.

               NEW PRODUCT INTRODUCTIONS.  As the existing products of
          the Company become more mature and its existing markets more saturated,  the importance  of developing  or acquiring  new
          products  will  increase.    The  development  of  any  such
          products   will  entail   considerable  time   and  expense,
          including research  and development  costs and the  time and expense  required to obtain  necessary regulatory approvals, which  could  adversely  affect  the  business,  results  of operations or financial condition of the Company.  There can be no assurance that  such development activities will yield products that can be  commercialized profitably, or that any product  acquisition  can  be  consummated  on  commercially
          reasonable  terms  or at  all.   Any  failure to  acquire or
          develop new  products  to supplement  more  mature  products could  have an  adverse impact  on the business,  results of operations or financial condition of the Company.

               TECHNOLOGICAL  CHANGE.     The  medical  technology  as
          utilized  by the Company has been subject to rapid advances.
          While  the Company  feels  that it  currently possesses  the
          technology   necessary  to  carry   on  its   business,  its
          commercial  success will  depend  on its  ability to  remain current with  respect to such technological  advances and to retain experienced technical  personnel.  Furthermore, there can be  no assurance that other  technological advances will not  render  the Company's  technology and  certain products uneconomical or obsolete.

               PRODUCT LIABILITY  EXPOSURE.  Because its  products are
          intended  to be used in health care settings on patients who are physiologically  unstable and  may also be  seriously or critically ill, the Company  is exposed to potential product
          liability  claims.   From time  to time, patients  using the
          Company's products  have suffered  serious injury or  death, which  has  led  to  product liability  claims  against  the
          Company.  Some product  liability claims have been inherited
          by the  Company through business acquisitions.   The Company
          does  not believe that any  of these claims, individually or in the aggregate, will have a material adverse impact on its business,  results  of  operations  or  financial condition.
          However,  the  Company may,  in  the future,  be  subject to product  liability claims  that could  have such  an adverse impact.

               The Company maintains product liability coverage in amounts that it deems sufficient for its business. However, there can be no assurance that such coverage will ultimately prove to be adequate, or that such coverage will continue to remain available on acceptable terms or any terms at all.

               ACQUISITIONS.   In  order to continue  increasing sales
          volume and profits, the Company  relies heavily on a program of  acquiring  business and  new  product  lines from  other
          companies.   There is always a significant risk that a given
          acquisition  by the Company will prove to be unsuccessful or end  up not  contributing sufficiently  to sales  and profit
          growth   of  the  Company.    There  is  also  a  risk  that
          undiscovered  or  contingent  liabilities  of   an  acquired
          company  could negatively  impact  the  Company's  financial
          position or  even the  acquisition transaction itself.   The
          integration of any businesses that the Company might acquire could require substantial management  resources.  The moving of acquired  product lines can also  result in interruptions
          in production  and backorders.   There can  be no  assurance
          that any  such  integration  will  be  accomplished  without having a  short or  potentially long-term adverse  impact on the business, results of  operations or financial  condition of the Company or  that the benefits expected from  any such integration will be fully realized.

               LACK  OF  DIVIDENDS.     Prior  to  January,  1990,  no
          dividends  had been  paid by  the Company  on its  shares of
          Common Stock.  The Company has paid dividends since January,
          1990.   However, there  can be  no assurance that  dividends
          will be paid on shares in the future, particularly since the
          Company  prefers to reserve  its cash and  liquid assets for growth and possible business acquisitions.

               UNCERTAINTY OF  FINANCIAL  RESULTS AND  CAPITAL  NEEDS.
          There may be substantial fluctuations in the Company's results of operations because of the timing and recording of revenues and market acceptance of existing Company products.
          The ability of the Company to expand its manufacturing and marketing operations cannot be predicted with certainty. If revenues do not continue to increase as rapidly as they have in the past few years, or if manufacturing, marketing, or research and development are not successful or require more money than is anticipated, the Company may have to scale back product marketing, development and production efforts and attempt to obtain external financing. There can be no assurance that the Company would be able to obtain timely external financing in the amounts required or that such financing, if available, would be on terms advantageous to the Company.

               SUPPLY  OF RAW  MATERIALS.   Certain  of the  Company's
          products are  dependent upon  raw materials for  which there are single  or few sources.  So far, the Company has not had
          any  serious  problems   obtaining  needed  raw   materials.
          However,  there can be no assurance that the Company will be able  to continue to  depend on existing  sources of certain materials.

               IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE  OF FOREIGN
          SALES.   Because  certain sales of  products by  the Company
          outside the United States typically are denominated in local currencies,  the results  of operations  of the  Company are expected to continue to  be affected by changes  in exchange rates between  certain  foreign currencies  and  the  United
          States Dollar.  There  can be no assurance that  the Company will not  experience currency fluctuation  effects in future periods, which could have an adverse impact on its business, results of operation or financial condition.  The operations
          and   financial  results   of  the   Company  also   may  be
          significantly  affected  by  other   international  factors,
          including changes in governmental regulations or  import and export  restrictions, and  foreign  economic  and  political conditions generally.

               The Company's ability to continue to sell products into Europe is dependent to a large extent on its ability to maintain the important ISO 9001/EN 4601 certification and the CE marking of conformity. If the Company were to lose such certifications, such loss would have a material, adverse impact on international sales and profits.

               POSSIBLE VOLATILITY  OF STOCK PRICE.   The market price
          of  the Company's stock is,  and is expected  to continue to be,  subject to  significant  fluctuations  in  response  to variations in  quarterly  operating results,  trends in  the health  care  industry in  general  and  the medical  device industry in particular, and certain other factors beyond the
          control  of   the  Company.    In   addition,  broad  market
          fluctuations, as  well  as  general  economic  or  political conditions and initiatives, may adversely  impact the market price of  the Company's  stock, regardless of  the Company's operating performance.

               YEAR  2000 ISSUES.    The approaching  Year 2000  could
          result  in   challenges   related  to   computer   software,
          manufacturing   and  communications   equipment,  accounting
          records,  and relationships  with  suppliers and  customers.
          The  Company is in the  process of addressing  the Year 2000
          Issue.  See "IMPACT OF THE YEAR 2000 ISSUE."

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

               (c)  EXHIBITS

          EXHIBIT        DESCRIPTION         SEQUENTIALLY     NUMBERED
          PAGE

             11          Computation of Income
                         Per Common Share
                         and Common Equivalent         33

             23.1        Independent
                         Auditor's Consent             34

             23.2        Consent of
                         Independent
                         Accountants                   36

             27          Financial Data
                         Schedule                      37


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange
          Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BALLARD MEDICAL PRODUCTS

          Dated:  July 17, 1998         By:  Dale H. Ballard,
                                             President
